                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Employee Stock Purchase Plan of our report dated March 13, 2006, with respect to the financial statements of the Peabody Energy Corporation Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                               /s/ Ernst & Young LLP

St. Louis, Missouri
March 29, 2006